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THE BRINSON FUNDS
17a-7 Transactions Summary:  Third Quarter 1998

                                Transaction     US $
Seller          Buyer             Date  Curren  Value

BMF Global      BRF Global Secur7/24/98 Variou$48,097,721

BMF Non-U.S. EquBRF Non-U.S. Equ 9/4/98 Variou$9,314,932

BMF Global      BRF Global Secur9/30/98 Variou$68,452,703
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